UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 22, 2007
CANARGO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

CanArgo Energy Corporation
P.O. Box 291, St. Peter Port
Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
July 23, 2007 – Guernsey, Channel Islands — CanArgo Energy Corporation (OSE: CNR, AMEX:CNR) (“CanArgo” or the “Corporation”) today announced that pursuant to a Placement Agreement dated July 22, 2007 CanArgo Limited a Guernsey Channel Islands company wholly owned by CanArgo will offer for sale up to 8 million ordinary shares of Tethys Petroleum Limited (TSX:TPL) (“TPL”) held by CanArgo Limited (the “Offered Shares”). The shares of TPL will be sold in brokered transactions on or after July 31, 2007. The shares will be offered for sale at prices not less than C$2.95. The shares represent 17.7% of the shares of TPL outstanding and if all shares are sold, CanArgo will no longer be a shareholder of TPL. The net proceeds received from the sale of these shares estimated at approximately US$21.3 million will be used by CanArgo to pay down existing indebtedness under its outstanding Senior Secured Notes due July 25, 2009 and to the extent of any excess net proceeds, its outstanding Senior Subordinated Convertible Guaranteed Notes due September 1, 2009.
The Offered Shares will only be offered in those jurisdictions where such securities may be lawfully offered for sale and therein only by persons permitted to sell such securities. No securities regulatory authority has expressed or will express an opinion about these securities and it is an offence to claim otherwise. The Offered Shares have not and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any state of the United States of America (the “United States”) and, subject to certain exceptions, may not be offered, sold or otherwise disposed of, directly or indirectly, within the United States or its territories or possessions except in transactions exempt from registration under the 1933 Act and under the securities laws of any applicable state. This announcement does not constitute an offer to sell or a solicitation of an offer to buy any of the Offered Shares within the United States, its territories or possessions.
The information in this report (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
A copy of the Press Release is attached hereto as Exhibit 99.1.

Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits:

Exhibit No.	Exhibit Description

10.1	Placement Agreement dated July 22, 2007 by and between CanArgo Limited and Jernnings Capital Inc.

99.1	Press Release dated July 23, 2007 issued by CanArgo Energy Corporation.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION

Date: July 26, 2007	By:	/s/ Elizabeth Landles

Elizabeth Landles, Corporate Secretary